                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
                 PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                             AS OF MARCH 31, 1996

   The following pro forma condensed balance sheet reflects the acquisitions (the "Acquisitions") of 202 Golf Associates, Inc. ("Yorktown Heights"), Indian River Golf-O-Rama, Inc. ("Indian River"), K.G. Golf Inc. ("Fairfield"), Catalina Golf Center ("Tucson"), Tree Court Golf & Recreational Complex, Inc. ("St. Louis") and Golf & Sports Center of the Palm Beaches, Inc. and W.A.G.N. Partners (collectively, "West Palm Beach") as if they had occurred on March 31, 1996. The Acquisitions are accounted for as purchases in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management of Family Golf Centers, Inc. and its subsidiaries (the "Company"), all adjustments necessary to present fairly such pro forma condensed balance sheet have been made.

   The pro forma condensed balance sheet should be read in conjunction with the notes thereto, the financial statements of the Company, Yorktown Heights, Indian River, Fairfield, Tuscon, St. Louis and West Palm Beach and the related notes thereto. The pro forma condensed balance sheet is not necessarily indicative of what the actual financial position would have been had the transactions occurred at March 31, 1996, nor does it purport to represent the future financial position of the Company.

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
                 PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                                MARCH 31, 1996
                                (IN THOUSANDS)

                                              THE      YORKTOWN    INDIAN
                                            COMPANY    HEIGHTS     RIVER     FAIRFIELD
                                          ---------  ----------  --------  -----------
ASSETS
Current assets:
 Cash and cash equivalents ..............   $11,147                           $    5
 Inventories ............................     3,019                              106
 Prepaid expenses .......................     2,358                                2
                                          ---------  ----------  --------  -----------
  Total current assets ..................    16,524                              113

Property and equipment ..................    44,027     $2,100     $1,549     $  993
Loan acquisition costs ..................       222
Deferred tax benefit ....................       116
Other assets ............................     1,567
Excess of cost over fair value of assets        674
                                          ---------  ----------  --------  -----------
  TOTAL .................................   $63,130     $2,100     $1,549     $1,106
                                          =========  ==========  ========  ===========

LIABILITIES
Current liabilities:
 Accounts payable and accrued  expenses     $ 2,051                           $   70
 Current portion of long-term
  obligations ...........................     1,523
                                          ---------  ----------  --------  -----------
  Total current liabilities .............     3,574                               70

Long-term obligations (less current
 portion) ...............................     7,229
Deferred rent ...........................       103
Other liabilities .......................       238
                                          ---------  ----------  --------  -----------
  Total liabilities .....................    11,144                               70
                                          ---------                        -----------

Common stock ............................        85
Additional paid-in capital ..............    50,909
Retained earnings .......................     1,027
Treasury stock ..........................       (35)
Net assets acquired .....................               $2,100     $1,549     $1,036
                                          ---------  ----------  --------  -----------
  Total stockholders' equity ............    51,986      2,100      1,549      1,036
                                          ---------  ----------  --------  -----------
  TOTAL .................................   $63,130     $2,100     $1,549     $1,106
                                          =========  ==========  ========  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                      WEST        PRO FORMA
                                            TUCSON    ST. LOUIS    PALM BEACH    ADJUSTMENTS    PRO FORMA
                                          --------  -----------  ------------  -------------  -----------
ASSETS
Current assets:
 Cash and cash equivalents ..............                                          $(3,620)(A)   $ 7,532
 Inventories ............................                                                          3,125
 Prepaid expenses .......................                                                          2,360
                                          --------  -----------  ------------  -------------  -----------
  Total current assets ..................                                           (3,620)       13,017

Property and equipment ..................    $569       $609         $3,506           (149)(A)    53,204
Loan acquisition costs ..................                                                            222
Deferred tax benefit ....................                                                            116
Other assets ............................                                                          1,567
Excess of cost over fair value of assets                                                             674
                                          --------  -----------  ------------  -------------  -----------
  TOTAL .................................    $569       $609         $3,506        $(3,769)      $68,800
                                          ========  ===========  ============  =============  ===========

LIABILITIES
Current liabilities:
 Accounts payable and accrued  expenses                                                          $ 2,121
 Current portion of long-term
  obligations ...........................                                          $ 5,000 (A)     6,523
                                          --------  -----------  ------------  -------------  -----------
  Total current liabilities .............                                            5,000         8,644

Long-term obligations (less current
 portion) ...............................                                                          7,229
Deferred rent ...........................                                                            103
Other liabilities .......................                                                            238
                                          --------  -----------  ------------  -------------  -----------
  Total liabilities .....................                                            5,000        16,214
                                          --------                             -------------  -----------

Common stock ............................                                                             85
Additional paid-in capital ..............                                              600        51,509
Retained earnings .......................                                                          1,027
Treasury stock ..........................                                                            (35)
Net assets acquired .....................    $569       $609         $3,506         (9,369)(A)        --
                                          --------  -----------  ------------  -------------  -----------
  Total stockholders' equity ............     569        609          3,506         (8,769)       52,586
                                          --------  -----------  ------------  -------------  -----------
  TOTAL .................................    $569       $609         $3,506        $(3,769)      $68,800
                                          ========  ===========  ============  =============  ===========

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
             NOTES TO PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

   To reflect the acquisition of Yorktown Heights, Indian River, Fairfield, Tucson, St. Louis and West Palm Beach after March 31, 1996 as follows:

                    ADJUSTMENT    BOOK VALUE
                     TO FAIR        OF NET
                   VALUE ASSETS     ASSETS      COMMON     DEBT
     COMPANY         ACQUIRED      ACQUIRED     STOCK     ISSUED     CASH
- ----------------  ------------  ------------  --------  --------  --------
Yorktown Heights     $   100        $2,100       $600               $1,600
Indian River  ...       (149)        1,549                           1,400
Fairfield .......        434         1,036                $1,470
Tucson ..........        531           569                 1,100
St. Louis .......        691           609                 1,300
West Palm Beach       (1,756)        3,506                 1,130       620
                  ------------  ------------  --------  --------  --------
                     $  (149)       $9,369       $600     $5,000    $3,620
                  ============  ============  ========  ========  ========

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
                        PRO FORMA UNAUDITED CONDENSED
                           STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                AND FOR THE THREE MONTHS ENDED MARCH 31, 1996

   The following pro forma condensed statements of operations reflect the acquisitions of Pelham Enterprises, Inc., the Hiland Park Golf Course, RFC Enterprises, Inc., Upper Hembree Partners, L.P., The Practice Tee, Inc. ("TPT"), Golf Masters Limited Partnership and Air Dome Limited Partnership (collectively, "Valley View"), Owl's Creek Golf Center, Inc., ("Virginia Beach"), Flemington Golf and Sports Center, LLC ("Flemington") and associated land, Yorktown Heights, Indian River, Fairfield, Tucson, St. Louis and West Palm Beach (collectively, the "Acquired Companies") acquired during 1995 and 1996 as if the Acquired Companies had been acquired on January 1, 1995. The acquisitions of the Acquired Companies except TPT have been accounted for as purchases in accordance with Accounting Principles Board Opinion No. 16. Since TPT has been acquired from related parties, the acquisition has been recorded using historical basis. In the opinion of management of the Company, all adjustments necessary to present fairly such pro forma statements of operations have been made.

   These pro forma condensed statements of operations should be read in conjunction with the notes thereto, the financial statements of the Company and the Acquired Companies. The pro forma condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had the transactions occurred at January 1, 1995, or January 1, 1996, nor do they purport to indicate the results of future operations.

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                    ACQUIRED COMPANIES
                                                ---------------------------------------------
                                                               HILAND                  UPPER
                                                    PELHAM      PARK        RFC       HEMBREE
                                          THE    ENTERPRISES,   GOLF    ENTERPRISES  PARTNERS,
                                        COMPANY    INC.(A)   COURSE(A)    INC.(A)     L.P.(A)
                                        -------  ------------  -------  -----------  ---------
Operating revenues ...................  $ 9,795      $117       $ 100      $363        $386
Merchandise sales ....................    2,637       150          17
                                        -------  ------------  -------  -----------  ---------
 Total revenue .......................   12,432       267         117       363         386
                                        -------  ------------  -------  -----------  ---------
Operating expenses ...................    6,614        87         297       234         317
Cost of merchandise sold .............    1,779       111         152
Selling, general and administrative
 expenses ............................    1,242        39          44       110          46
                                       -------  ------------  -------  -----------  ---------
Operating income (loss) ..............    2,797        30        (376)       19          23
Interest expense .....................      939        16                    61         112
Other (income) expense ...............      (66)                                         (6)
                                        -------  ------------  -------  -----------  ---------
Income (loss) before income taxes and
 extraordinary item ..................    1,924        14        (376)      (42)        (83)
Income tax expense (benefit) .........      669
                                        -------  ------------  -------  -----------  ---------
INCOME (LOSS) before extraordinary
 item ................................  $ 1,255      $ 14       $(376)     $(42)       $(83)
                                        =======  ============  =======  ===========  =========
Income (loss) per share before
 extraordinary item ..................  $  0.24
                                        =======
Weighted average shares outstanding ..    5,271
                                        =======






                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                      ACQUIRED COMPANIES
                                         ---------------------------------------------

                                                VALLEY  VIRGINIA               YORKTOWN
                                        TPT(A) VIEW(A)  BEACH(B) FLEMINGTON(B) HEIGHTS(B)
                                       ------  ------  --------  -----------  ---------
Operating revenues ...................  $ 244   $ 668     $616      $   501      $ 388
Merchandise sales ....................             44       92
                                       ------  ------  --------  -----------  ---------
 Total revenue .......................    244     712      708          501        388
                                       ------  ------  --------  -----------  ---------
Operating expenses ...................     86     395      404          900        393
Cost of merchandise sold .............             36       72
Selling, general and administrative
 expenses ............................    264     404      119                     101
                                       ------  ------  --------  -----------  ---------
Operating income (loss) ..............   (106)   (123)     113         (399)      (106)
Interest expense .....................      3      34      192          128        164
Other (income) expense ...............     (1)     (2)       2        2,448
                                       ------  ------  --------  -----------  ---------
Income (loss) before income taxes and
 extraordinary item ..................   (108)   (155)     (81)      (2,975)      (270)
Income tax expense (benefit) .........      1
                                       ------  ------  --------  -----------  ---------
INCOME (LOSS) before extraordinary
 item ................................  $(109)  $(155)    $(81)     $(2,975)     $(270)
                                       ======  ======  ========  ===========  =========
Income (loss) per share before
 extraordinary item ..................
Weighted average shares outstanding  .

   (a) Represents operations from January 1, 1995 through date of acquisition.

   (b) Represents operations for the year ended December 31, 1995.

                           ACQUIRED COMPANIES
    --------------------------------------------------------------
      INDIAN                                            WEST PALM
     RIVER(B)  FAIRFIELD(B)  TUCSON(B)  ST. LOUIS(B)    BEACH(B)
    --------  ------------  ---------  ------------  -------------
      $ 510       $ 791        $ 156       $ 443         $  863
         98
    --------  ------------  ---------  ------------  -------------
        608         791          156         443            863
    --------  ------------  ---------  ------------  -------------
        607         800          214         544          1,029

         72
        161                       33
    --------  ------------  ---------  ------------  -------------
       (232)         (9)         (91)       (101)          (166)
                    104          132          77            182
                                  (5)          2
    --------  ------------  ---------  ------------  -------------

       (232)       (113)        (218)       (180)          (348)

    --------  ------------  ---------  ------------  -------------

      $(232)      $(113)       $(218)      $(180)        $ (348)
    ========  ============  =========  ============  =============








                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


       PRO FORMA
      ADJUSTMENTS    PRO FORMA
    -------------  -----------
                     $ 15,941
                        3,038
    -------------  -----------
                      18,9799
    -------------  -----------
        $  (171)(A)    12,750

                        2,222
             13 (A)     2,576
    -------------  -----------
            158         1,431
             44 (A)     2,188
         (2,448)(A)       (76)
    -------------  -----------

          2,562          (681)
           (916)(B)      (246)
    -------------  -----------

        $ 3,478      $   (435)
    =============  ===========

                     $  (0.08)
    =============  ===========
            366 (C)     5,637
    =============  ===========

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
        NOTES TO PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(A) Expense adjustments for the period ended December 31, 1995 to reflect the acquisition of the Acquired Companies as if the acquisitions had taken place at the beginning of the period:

                                                                                                  IMPAIRMENT
                                                    INTEREST      DEPRECIATION    AMORTIZATION   IN VALUE OF
            COMPANY               DATE ACQUIRED   ADJUSTMENT(1)    ADJUSTMENT     OF GOODWILL       ASSETS
- ------------------------------  ---------------  -------------  --------------  --------------  ------------
Pelham Enterprises, Inc.  .....       April 1995      $ (30)         $  12
Hiland Park Golf Course  ......         May 1995       (212)            14
RFC Enterprises, Inc. .........      August 1995          9            (33)           $ 8
Upper Hembree Partners, L.P.  .      August 1995         (4)          (108)
TPT ...........................    November 1995         26
Valley View ...................    November 1995                       (56)
Virginia Beach ................       March 1996         12             22
Flemington ....................       March 1996         39                                        $(2,448)
Yorktown Heights ..............       April 1996          4                             5
Indian River ..................         May 1996        140             (4)
Fairfield .....................        June 1996         36             25
Tucson ........................        June 1996        (22)
St. Louis .....................        June 1996         53             34
West Palm Beach ...............        June 1996         (7)           (77)
                                                 -------------  --------------  --------------  ------------
                                                      $  44          $(171)           $13          $(2,448)
                                                 =============  ==============  ==============  ============

   (1) Assumes average rate of borrowing at 10%.

   (B) To reflect the income tax effect arising from the losses of the Acquired Companies.

   (C)  To reflect the issuance of Common Stock for the Acquired Companies.

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED MARCH 31, 1996
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                 ACQUIRED COMPANIES
                                  ----------------------------------------------
                           THE      VIRGINIA    FLEMINGTON    YORKTOWN    INDIAN
                         COMPANY    BEACH(A)       (B)       HEIGHTS(C)  RIVER(C)
                       ---------  ----------  ------------  ----------  --------
Operating revenues  ..   $2,691       $ 35                      $ 74    $54
Merchandise sales  ...      671          2                              3
                       ---------  ----------  ------------  ----------  --------
 Total revenue .......    3,362         37                        74    57
                       ---------  ----------  ------------  ----------  --------
Operating expenses  ..    2,252         39         $ 25           88    40
Cost of merchandise
 sold ................      457          2                              3
Selling, general and
 administrative
 expenses ............      643         27                        22    8
                       ---------  ----------  ------------  ----------  --------
Operating income
 (loss) ..............       10        (31)         (25)         (36)   6
Interest expense  ....      100         34                        26
Other income
 (expense) ...........      197        (14)                        3
                       ---------  ----------  ------------  ----------  --------
Income before income
 taxes ...............      107        (79)         (25)         (59)   6
Income tax expense
 (benefit) ...........       38
                       ---------  ----------  ------------  ----------  --------
Net income (loss)  ...   $   69       $(79)        $(25)        $(59)   $6
                       =========  ==========  ============  ==========  ========
Net income (loss) per
 share ...............   $ 0.01
                       =========
Weighted average
 shares outstanding  .    8,648
                       =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     ACQUIRED COMPANIES
                       --------------------------------------------
                                                              WEST
                         FAIRFIELD    TUCSON    ST. LOUIS     PALM      PRO FORMA
                            (C)        (C)         (C)      BEACH(C)   ADJUSTMENTS    PRO FORMA
                       -----------  --------  -----------  --------  -------------  -----------
Operating revenues  ..     $ 52        $ 39       $ 63        $221                     $3,229
Merchandise sales  ...       68                                                           744
                       -----------  --------  -----------  --------  -------------  -----------
 Total revenue .......      120          39         63         221                      3,973
                       -----------  --------  -----------  --------  -------------  -----------
Operating expenses  ..       61          11         77         191        $ (29)        2,755
Cost of merchandise
 sold ................       61                                                           523
Selling, general and
 administrative
 expenses ............       10          26                      7                        743
                       -----------  --------  -----------  --------  -------------  -----------
Operating income
 (loss) ..............      (12)          2        (14)         23           29           (48)
Interest expense  ....       24          40         22                      (70) (A)      176
Other income
 (expense) ...........                                                      (61) (A)      125
                       -----------  --------  -----------  --------  -------------  -----------
Income before income
 taxes ...............      (36)        (38)       (36)         23           38           (99)
Income tax expense
 (benefit) ...........                                                      (74) (B)      (36)
                       -----------  --------  -----------  --------  -------------  -----------
Net income (loss)  ...     $(36)       $(38)      $(36)       $ 23        $ 112        $  (63)
                       ===========  ========  ===========  ========  =============  ===========
Net income (loss) per
 share ...............                                                                 $(0.01)
                       ===========                                                  ===========
Weighted average
 shares outstanding  .                                                      131 (C)     8,779
                       ===========                                   =============  ===========

   (a) Represents operations from January 1, 1996 through date of acquisition.

   (b) Represents estimated operations from January 1, 1996 through date of acquisition.

   (c) Represents operations for the three months ended March 31, 1996.

                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
        NOTES TO PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                         THREE MONTHS ENDED MARCH 31, 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


(A) Expense adjustments for the period ended March 31, 1996 to reflect the acquisition of the Acquired Companies as if the acquisitions had taken place at the beginning of the period:

                                                                      OTHER
                        DATE      INTEREST EXPENSE   DEPRECIATION   (INCOME)
      COMPANY         ACQUIRED     ADJUSTMENT (1)     ADJUSTMENT     EXPENSE    OTHER
- -----------------  ------------  ----------------  --------------  ---------  -------
Virginia Beach  ..   March 1996         $ 34             $ (9)         $15       $14
Flemington .......   March 1996
Yorktown Heights     April 1996           26                            20
Indian River .....    May 1996                             (1)          17
Fairfield ........   June 1996           (11)               6
Tucson ...........   June 1996            12
St. Louis ........   June 1996           (11)               8
West Palm Beach  .   June 1996            20              (19)           9
                                 ----------------  --------------  ---------  -------
                                        $ 70             $(15)         $61       $14
                                 ================  ==============  =========  =======

    (1) Assumes average rate of borrowing at 10%

    (B) To reflect the income tax effect arising from the losses of the Acquired Companies.

    (C) To reflect the issuance of Common Stock for the Acquired Companies.